UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

WESTWOOD ONE, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-3980449
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

40 West 57th Street, 5th Floor New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-160152

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Westwood One, Inc. (the “Registrant”) registers hereunder its common stock, $0.01 par value per share (the “Common Stock”). The description that relates to Common Stock and appears under the caption “Description of Capital Stock” in the prospectus that constitutes Part I of the registrant’s Registration Statement on Form S-1 (File No. 333-160152) initially filed with the Securities and Exchange Commission on June 22, 2009, as amended from time to time (the “S-1 Registration Statement”), is incorporated by reference into this registration statement. Any form of prospectus subsequently filed by the registrant pursuant to Rule 424(b) under the Securities Act that includes a description of the securities to be registered hereunder is also incorporated by reference into this registration statement

Item 2.	Exhibits.

Pursuant to the Instructions regarding Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 17, 2009	WESTWOOD ONE, INC.

	By:	/s/ DAVID HILLMAN
	Name:	David Hillman
	Title:	Chief Administrative Officer; EVP, Business Affairs; General Counsel and Secretary

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